UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 16, 2012 (March 15, 2012)

MGT Capital Investments, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204

Harrison, NY 10528

 (Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

On March 16, 2012, MGT Capital Investments, Inc.’s (the “Company”) issued a press release that the Company was notified on March 15, 2012 by NYSE Amex LLC (“NYSE Amex”) that the Company was expected to require that Company shareholders surrender their share certificates upon the effectiveness of the Company’s previously disclosed Reverse Stock Split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exchange ratio of 1-for-500 shares of the Company’s outstanding Common Stock, immediately followed by a forward split of the Company’s outstanding Common Stock, at an exchange ratio of 15-for-1 shares of the Company’s outstanding Common Stock (the “Reverse/Forward Split”). The combined Reverse/Forward Split ratio equates to approximately 1-for-33 shares of Common Stock. The Company anticipates that the Reverse/Forward Split will become effective on March 21, 2012 (the “Effective Date”) following approval at a special meeting of the shareholders of the Company to be held on March 20, 2012.

In the Company’s Definitive 14A filed February 22, 2012, it was disclosed that the surrender of share certificates for shareholders that are not cashed out was to be voluntary.

As soon as practicable after the Effective Date of the Reverse/Forward Split, our transfer agent will mail a transmittal form to each holder of record that holds certificates requesting surrender of existing certificates and exchange into new post-split Common Stock in book-entry form to which the holder is entitled as a consequence of the Reverse/Forward Split. The transmittal form will be accompanied by instructions specifying other details of the exchange.

After receipt of a transmittal form, each holder, as applicable, should surrender the certificates formerly representing shares of Common Stock and, in exchange, will receive a book-entry statement reflecting the number of shares Common Stock which the holder is entitled to following the Reverse/Forward Split. No shareholder would be required to pay a transfer or other fee to exchange his, her or its certificates. Shareholders should not send in certificates until they receive a transmittal form from our transfer agent.

The number of shares of Common Stock you own will automatically be reduced without any further action on your part and without regard to the date that you physically surrender your certificates to our transfer agent. Each certificate representing pre-Reverse/Forward Split shares of Common Stock would, until surrendered and exchanged as described above, be deemed cancelled and, for all corporate purposes, would be deemed to represent only the number of post-Reverse/Forward Split shares of Common Stock as a result of the Reverse/Forward Split.

Any holder of Common Stock who comes to hold fractional shares as a result of the Reverse/Forward Split will receive a letter of transmittal which contains instructions on how to surrender your certificate(s) to our transfer agent for your cash payment. YOU WILL NOT RECEIVE CASH PAYMENT UNTIL YOU SURRENDER YOUR OUTSTANDING STOCK CERTIFICATE(S) TO VSTOCK TRANSFER LLC, TOGETHER WITH A COMPLETED AND EXECUTED COPY OF THE LETTER OF TRANSMITTAL. Please do not send your certificates until you receive your letter of transmittal.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

Not applicable.

(b)  Pro forma Financial Information

Not applicable.

(c)  Shell Company Transactions

Not applicable.

(d)  Exhibit

Exhibit
No.	Description
99.1	“MGT Capital Investments, Inc. Announces Administrative Change to Proposed Reverse/Forward Stock Split”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2012	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Robert B. Ladd
Name: Robert B. Ladd
Title: President and CEO